Exhibit 99.1

EARNINGS RELEASE

Media & Investor Contacts:

Kelly Loeffler, VP, Investor Relations & Corp. Communications

IntercontinentalExchange

770-857-4726

kelly.loeffler@theice.com

Melanie Shale, Director of Investor & Public Relations

IntercontinentalExchange

770-857-2532

melanie.shale@theice.com

IntercontinentalExchange Reports Record Revenues and Net Income Attributable

to ICE; First Quarter GAAP EPS of $1.74; Adjusted EPS up 30% to $1.77

•	Record 1Q11 Revenues of $334 MM, Up 19%
•	Record 1Q11 Operating Income of $204 MM, Up 24%
•	1Q11 Operating Cash Flow of $155 MM, Up 53%

ATLANTA, GA (May 4, 2011) — IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of regulated global exchanges, clearing houses and over-the-counter (OTC) markets, today reported financial results for the first quarter of 2011. Consolidated revenues were a record $334 million, up 19% from first quarter 2010. Consolidated net income attributable to ICE was a record $129 million in the quarter, a 27% increase from first quarter 2010. Diluted earnings per share (EPS) in the first quarter grew 28% to a record $1.74.

Certain acquisition-related transaction items were included in ICE’s first quarter 2011 and 2010 GAAP operating results that management believes are not indicative of normal operating performance. Excluding these items from results, first quarter 2011 adjusted net income attributable to ICE increased 29% to $131 million and adjusted diluted EPS increased 30% to $1.77.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “By focusing on the needs of our customers and opportunities in our markets, ICE continues to produce consistent financial and operating results. Our own organic growth has been enhanced by our long history of successful acquisitions. ICE’s ability to transform acquisitions into opportunities for future growth has been a defining characteristic of ICE and a major point of distinction in the exchange sector.”

ICE CFO Scott A. Hill added: “This was a great quarter for ICE — and a typical quarter, as a result of our financial discipline. We continued to execute a number of long-standing strategic initiatives, such as the expansion of our OTC products and clearing services, while also venturing into new, high-potential markets. From the launch of our BRIX partnership in Brazil to growing our global clearing services, ICE continued to pursue attractive opportunities in the first quarter of 2011.”

First Quarter 2011 Results

Consolidated revenues grew 19% in the first quarter of 2011 to $334 million. Consolidated transaction and clearing revenues were $299 million, an increase of 19% versus the prior first quarter. The increase in transaction and clearing revenues was driven primarily by growth in commodity trading volume in ICE’s energy futures and OTC markets.

Transaction and clearing revenues in ICE’s futures segment were $157 million in the first quarter of 2011, a 28% increase from the same period of 2010. Consolidated average daily volume in ICE’s futures segment in the first quarter of 2011 was 1,596,165 contracts, up 24% from the same period of 2010. This growth was primarily driven by ICE Brent, ICE WTI, ICE Gasoil and ICE ECX emission futures and options.

First quarter 2011 transaction and clearing revenues in ICE’s global OTC segment increased 10% to $142 million. Average daily commissions (ADC) for ICE’s OTC energy business were a record $1.6 million in the first quarter of 2011, an increase of 18% from the first quarter of 2010. Revenues from ICE’s credit default swap (CDS) trade execution and clearing business totaled $39 million in the first quarter of 2011, including $13 million from CDS clearing.

Consolidated market data revenues increased 10% during the first quarter of 2011 to $29 million. Consolidated other revenues were $6 million during the first quarter of 2011.

Consolidated operating expenses were $131 million in the quarter versus $118 million in the first quarter of 2010. Consolidated operating income grew 24% from the prior first quarter to $204 million. First quarter 2011 operating margin increased to 61%, compared to 58% for the same period in 2010. The effective tax rate for the quarter was 34%.

Consolidated cash flow from operations increased 53% from the first quarter of 2010 to $155 million in the first quarter of 2011. Capital expenditures were $5 million and capitalized software development costs totaled $8 million in the first quarter of 2011.

Unrestricted cash was $694 million as of March 31, 2011. At the end of the quarter, ICE had $523 million in outstanding debt.

Financial and Operating Guidance

•

ICE’s 1Q11 non-cash compensation expense reflected an increased accrual for performance-based compensation plans as a result of ICE’s forecast for above-target performance in 2011. ICE expects non-cash compensation expense in the range of $52 million to $56 million in 2011.

•

ICE’s diluted share count for the second quarter of 2011 is expected to be in the range of 74.2 million to 75.2 million weighted average shares outstanding, and the diluted share count for 2011 is expected to be in the range of 74.1 million to 75.1 million weighted average shares outstanding. ICE’s remaining capacity in its share repurchase program is $210 million.

•	ICE expects its tax rate to be in the range of 31-34% for the remainder of 2011.

Earnings Conference Call Information

ICE will hold a conference call today, May 4, at 8:30 a.m. ET to review its first quarter 2011 financial results. A live audio webcast of the earnings call will be available on the company’s website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 if calling from the United States, or 708-290-1370 if dialing from outside of the United States. For participants on the telephone, please place your call ten minutes prior to the start of the call. The call will be archived on the company’s website for replay.

Historical futures volume, rate per contract and OTC commission data can be found at:

http://ir.theice.com/supplemental.cfm

About IntercontinentalExchange

IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Futures Canada, ICE Futures Europe, ICE Futures U.S., ICE Trust, ICE Clear Europe, ICE Clear U.S., ICE Clear Canada, The Clearing Corporation, U.S. Dollar Index, ICE Link and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. ICE and NASDAQ OMX caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about integrations of recent acquisitions, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond ICE’s and NASDAQ OMX’s control. These factors include, but are not limited to, ICE’s and NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in each of ICE’s and NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including (i) ICE’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on ICE’s website at http://theice.com and (ii) NASDAQ OMX’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on NASDAQ OMX’s website at http://nasdaqomx.com. ICE’s and NASDAQ OMX’s filings are also available on the SEC website at www.sec.gov. Risks and uncertainties relating to the proposed transaction include: ICE, NASDAQ OMX, and NYSE Euronext will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals and financing commitments will not be obtained on satisfactory terms and in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of NYSE Euronext’s operations with those of ICE or NASDAQ OMX will be materially delayed or will be more costly or difficult than expected. ICE and NASDAQ OMX undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information About the Proposed Transaction and Where to Find It:

Subject to future developments, additional documents regarding the transaction may be filed with the SEC. This material is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of common stock of NYSE Euronext.

This material is not a substitute for the tender offer statement, registration statement, offer to exchange/prospectus and other documents that are intended to be filed with the SEC by ICE, NASDAQ OMX, and their affiliates regarding an exchange offer for shares of common stock of NYSE Euronext. Nor is this material a substitute for the joint proxy statement/prospectus or any other documents ICE, NASDAQ OMX and NYSE Euronext would file with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT, REGISTRATION STATEMENTS, OFFER TO EXCHANGE/PROSPECTUSES AND OTHER EXCHANGE OFFER DOCUMENTS NASDAQ OMX, ICE AND THEIR AFFILIATES WILL FILE WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE,

AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER DOCUMENTS NASDAQ OMX, ICE AND NYSE EURONEXT WOULD FILE WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. All such documents, when filed, are available free of charge at the SEC’s website (http://www.sec.gov) or by directing a request, in the case of NASDAQ OMX’s filings, to NASDAQ OMX at One Liberty Plaza, New York, New York 10006, Attention: Investor Relations or, in the case of ICE’s filings, to ICE, at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation:

ICE, NASDAQ OMX, and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

You can find information about NASDAQ OMX and NASDAQ OMX’s directors and executive officers in NASDAQ OMX’s Annual Report on Form 10-K, filed with the SEC on February 24, 2011, and in NASDAQ OMX’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 15, 2011. You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K, filed with the SEC on February 9, 2011, and in ICE’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 1, 2011.

Additional information about the interests of potential participants will be included in the joint prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.

Consolidated Unaudited Financial Statements

IntercontinentalExchange, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Transaction and clearing fees, net	$299,010	$251,062
Market data fees	29,420	26,853
Other	5,850	3,705

Total revenues	334,280	281,620

Operating expenses:
Compensation and benefits	61,638	58,240
Professional services	7,805	8,549
Acquisition-related transaction costs	3,437	545
Selling, general and administrative	24,671	22,257
Depreciation and amortization	33,131	28,214

Total operating expenses	130,682	117,805

Operating income	203,598	163,815

Other income (expense):
Interest and investment income	988	726
Interest expense	(8,206)	(7,110)
Other expense, net	(276)	(696)

Total other expense, net	(7,494)	(7,080)

Income before income taxes	196,104	156,735
Income tax expense	65,950	53,217

Net income	$130,154	$103,518

Net income attributable to noncontrolling interest	(1,250)	(2,355)

Net income attributable to IntercontinentalExchange, Inc.	$128,904	$101,163

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$1.76	$1.37

Diluted	$1.74	$1.36

Weighted average common shares outstanding:
Basic	73,433	73,676

Diluted	74,201	74,527

IntercontinentalExchange, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$694,257	$621,792
Short-term restricted cash	75,298	75,113
Short-term investments	—	1,999
Customer accounts receivable	165,244	114,456
Margin deposits and guaranty funds	24,526,005	22,712,281
Prepaid expenses and other current assets	46,118	50,137

Total current assets	25,506,922	23,575,778

Property and equipment, net	94,782	94,503

Other noncurrent assets:
Goodwill	1,929,218	1,916,055
Other intangible assets, net	918,681	890,818
Long-term restricted cash	147,787	144,174
Other noncurrent assets	25,101	20,931

Total other noncurrent assets	3,020,787	2,971,978

Total assets	$28,622,491	$26,642,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$68,802	$65,162
Accrued salaries and benefits	23,948	53,769
Current portion of licensing agreement	21,947	18,268
Current portion of long-term debt	263,000	252,750
Income taxes payable	48,741	6,307
Margin deposits and guaranty funds	24,526,005	22,712,281
Other current liabilities	33,218	18,847

Total current liabilities	24,985,661	23,127,384

Noncurrent liabilities:
Noncurrent deferred tax liability, net	271,537	268,249
Long-term debt	260,000	325,750
Noncurrent portion of licensing agreement	88,026	60,325
Other noncurrent liabilities	45,566	43,786

Total noncurrent liabilities	665,129	698,110

Total liabilities	25,650,790	23,825,494

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	787	785
Treasury stock, at cost	(463,221)	(453,822)
Additional paid-in capital	1,763,214	1,745,424
Retained earnings	1,576,327	1,447,423
Accumulated other comprehensive income	60,274	37,740

Total IntercontinentalExchange, Inc. shareholders’ equity	2,937,381	2,777,550
Noncontrolling interest in consolidated subsidiaries	34,320	39,215

Total equity	2,971,701	2,816,765

Total liabilities and equity	$28,622,491	$26,642,259

Non-GAAP Financial Measures and Reconciliation

Below we provide adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE common shareholders as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. We believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below are not part of our core business. These measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We strongly recommend that investors review the GAAP financial measures included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, including our consolidated financial statements and the notes thereto.

During the three months ended March 31, 2011 and 2010, we recognized acquisition-related transaction costs as we continue to explore and pursue acquisitions and other strategic opportunities to strengthen our competitive position and support our growth, including transactions costs relating to the potential acquisition of NYSE Euronext that we incurred during the three months ended March 31, 2011. The tax effect of these items is calculated by applying specific legal entity and jurisdictional marginal tax rates. Adjusted net income attributable to ICE for the periods presented below is calculated by adding net income attributable to ICE and the acquisition-related transaction costs, which are not part of our core business, and its related income tax effect. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders as follows for the following periods (in thousands, except per share amounts):

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net income attributable to ICE	$128,904	$101,163
Add: Acquisition-related transaction costs	3,437	545
(Less): Income tax benefit effect related to the items above	(1,301)	(210)

Adjusted net income attributable to ICE	$131,040	$101,498

Earnings per share attributable to ICE common shareholders:
Basic	$1.76	$1.37

Diluted	$1.74	$1.36

Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$1.78	$1.38

Adjusted diluted	$1.77	$1.36

Weighted average common shares outstanding:
Basic	73,433	73,676

Diluted	74,201	74,527

ICE-CORP